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                                 EXHIBIT 10.1(a)


[AII LETTERHEAD]

                                                                   June 14, 2000


Mr. Alvin J Brunner
3588 Paseo de Invierno
Thousand Oaks, CA  91360

                       Re:   Employment Agreement

Dear Mr. Brunner:

                On behalf of Autologic Information International, Inc. ("AIII"), I am pleased to confirm our verbal offer of employment. This letter will set forth our offer of employment which, when accepted by you, will constitute the terms of your Employment Agreement (the "Agreement") with AIII.

        1. TERM OF EMPLOYMENT. AIII hereby agrees to employ you and you hereby agree to be employed by AIII effective June 14, 2000 and continuing thereafter for an indefinite period, subject to termination at any time for any reason, with or without cause, by either you or AIII by giving four (4) months prior written notice to the other, and your employment shall terminate upon the expiration of such period; provided, however, that, in the event that you give such notice and become employed by another business during such 4-month period, your employment shall terminate when you commence work for such other business.

        For purposes of this Agreement, the period during which you work for AIII shall hereinafter be called the "Term of Employment."

        During the Term of Employment, you will: (a) serve as President/Chief Operating Officer of AIII; (b) devote your full time services to the best of your ability, using your best efforts to promote the interests and business of AIII; and (c) not engage in any type of activity which is or may be contrary to the welfare, interests, business or benefit of AIII or the business conducted by AIII now or in the future.

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        Your employment is conditioned on your producing proof of identity and eligibility to legally work in the United States as per the Immigration Reform and Control Act of 1986.

        2. COMPENSATION. In consideration for all services to be performed by you pursuant to this Employment Agreement, and provided that you have acted in accordance and continue to act in accordance with the provisions of this Agreement. AIII will pay you:

                (a) Salary- an annual equivalent of $210,000. per year payable in accordance with AIII's usual practices.

                (b) You will be eligible for a discretionary bonus, determined in the sole discretion of AIII's Board of Directors.

                Benefits- in accordance with AIII's usual practices for executives.

                Expense reimbursement for approved expenses- in accordance with AIII's usual practices.

                A car.

        AIII will also grant to you options to purchase 15,000 shares of AIII common stock pursuant to AIII's 1995 Stock Option Plan at a price equal to 100 % of the fair market value of AIII stock today. 3,000 options will vest immediately and 4,000 will vest on the first, second and third anniversary of this agreement.

        All payments will be subject to such deductions by AIII as AIII is from time to time required to make pursuant to law, government regulations or order, or by agreement with or consent of you. Such payments may be made by check or checks of AIII, or any of its parents, subsidiaries or affiliates as AIII may, from time to time, find proper and appropriate.

        3. COVENANT NOT TO SOLICIT/COMPETE. You acknowledge that AIII will pay to you your salary during the Term of Employment, as above defined, and will continue to make significant investments in order to enable you to do your job better, and that AIII, its subsidiaries and affiliates (collectively, the "Company"), has and will disclose to you confidential information concerning its techniques and methods of obtaining and servicing its customers and pricing information and specific needs of its customers, and that the Company has and will extend to you the opportunity to develop personal contacts with its present and potential customers. You further acknowledge that the methods employed in the Company's business are such that place you in close business and personal contact with the Company's customers. Accordingly, you agree as follows:

        During the Term of Employment you will not, directly or indirectly, either for yourself or for any other person, firm, company, or corporation, in any way, engage in a business similar to the type of business conducted by the Company, nor compete with AIII or its subsidiaries or affiliates, and you will not, directly or indirectly, either for yourself or for any other person, firm, company or corporation call upon, solicit, divert or take away or attempt to solicit, divert or take away any person, firm, company or corporation who is doing or has done business with or who has communicated with or been solicited by AIII to do business during the Term of Employment.

        During the Term of Employment and for one (1) year after the termination of the Term of Employment you will not directly or indirectly, either for yourself or for any other person, firm, company, or corporation, hire or employ any employees of the Company, or solicit or encourage any employees of the Company, to leave their employ.

        You agree not to, at any time during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, the name "Autologic" or "Information International".

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        For purposes of Article 3(a), 3(b), and 3(c), you will be deemed to be engaged in a business if you participate in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent, or if in any way you control such business. However, you will not be deemed a stockholder or lender if you hold less than five percent (5%) of the outstanding equity or debt of any publicly-owned corporation engaged in the same or similar business as that of AIII or any of its subsidiaries or affiliates, provided you are not in a control position with respect to such corporation.

        4. DISCLOSURE. You agree further that at no time will you either directly or indirectly make known or divulge to any other person, firm or corporation:

                (a) The names and addresses of any of the customers or patrons of AIII at the time you entered the employ of the Company or with whom you became acquainted during the Term of Employment (whether such customers or patrons have been obtained by you or otherwise); or

                (b) Any information concerning the Company's methods of conducting business, obtaining customers or operations; or

                (c) The names, addresses , telephone numbers or compensation/rate of pay of any employees of the Company; or

                (d) Any other confidential information or trade secret of the Company or any of the Company's customers, learned or acquired by you during the Term of Employment.

        5. INVENTIONS. As between you and AIII, all discoveries, ideas, creations, inventions and properties related to the business of AIII (collectively called "Discoveries"), written or oral, which are:

                (a) created, developed, invented or used by you during the Term of Employment, whether or not created, conceived, discovered and/or developed by you during regular working hours; or which are

                (b) created, developed, invented, or used by the Company, whether or not in connection with your employment by the Company will be the sole and absolute property of the Company for any and all purposes whatsoever, in perpetuity. You will not have, and will not claim to have, any right, title or interest of any kind or nature whatsoever in or to any such Discoveries.

        The previous paragraph does not apply to any discovery for which no equipment, supplies, facility or trade secret information of the Company or any customer was used and which was developed entirely on your own time, and

                (a) which does not relate to the business of the Company or to the Company's or customer's actual or demonstrably anticipated research or development; or

                (b) which does not result from any work performed for the Company and its customers. You further agree that during the Term of Employment, all inventions being developed by you shall be identified to the Company. Upon request by the Company, you will disclose any such invention to the Company (by a full and clear description) for the purpose of determining the Company's rights therein.

        6. RETURN OF PROPERTY. The original and all copies of all financial information, software, files, records, drawings, specifications and other documents of any nature whatsoever, whether prepared by you

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or otherwise coming into your possession while employed by the Company, are and shall remain the exclusive property of the Company and may not be used except as required in the course of employment by the Company. On termination of your employment, and regardless of the reason for termination, you will immediately return to the Company any and all Company property and all other material which you were given or had access to during the Term of Employment.

        7. ARBITRATION. Any dispute, controversy or claim arising out of, involving, affecting or related to this Agreement, or breach of this Agreement, or arising out of, involving, affecting or related in any way to your employment or the termination of your employment, including but not limited to disputes, controversies or claims arising out of or related to the actions of the Company's other employees, under Federal, State and/or local laws, shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association in the state where you are or were last employed by the Company. The arbitrator shall be entitled to award reasonable attorneys fees and costs to the prevailing party. The award shall be in writing, signed by the arbitrator, and shall provide the reasons for the award. The arbitrator(s) sitting in any such controversy shall have no power or jurisdiction to alter or modify any provision of this Agreement, or to make any award which by its terms affects any such alteration or modification. The parties hereto consent to the jurisdiction of Courts of such State, and the United States District Courts in such State and to jurisdiction under the Federal Arbitration Act as well as the arbitration statutes of such State for all purposes in connection with said arbitration, and further consent that any process or notice of motion or other application to a court or judge thereof in connection therewith may be served inside or outside such State by personal service or by registered or certified mail, provided a reasonable time for appearance is allowed, or in such other manner as may be permitted under the rules of the American Arbitration Association or of either of said courts. A judgment may be entered upon an award by any court of competent jurisdiction.

        Should the foregoing arbitration agreement be unenforceable for any reason, Company and you hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross complaint in any action, proceeding and/or hearing between you and Company and/or Company's other employees.

        This Agreement to Arbitrate Disputes does not prevent you from filing a charge or claim with any governmental administrative agency as permitted by applicable law.

        8. NOT A CONTRACT FOR CONTINUED EMPLOYMENT. The parties understand and agree that nothing contained in this Agreement is intended to constitute a contract of continued employment. Either party may cancel or terminate your employment at any time, for any reason, with or without cause, subject only to the giving of notice as set forth in paragraph 1 above. Any amendment, modification or variation in terms of this paragraph must be in writing and signed on behalf of AIII by its Chairman, no other officer or employee is authorized to amend, modify or vary this paragraph.

        9. INJUNCTIVE RELIEF. The parties hereto recognize that irreparable damage will result to the Company, its business and properties if you fail or refuse to perform your obligations under this Agreement, and that the remedy at law for any such failure or refusal will be inadequate. Accordingly, in addition to any other remedies and damages available, including the provision contained in Article 7 for arbitration (none of which remedies or damages is hereby waived), the Company shall be entitled (which the Company may seek without having to first resort to arbitration) to injunctive relief and you may be specifically compelled to perform your obligations under this Agreement. The institution of any arbitration proceedings shall not bar injunctive relief pending the final determination of the arbitration proceedings hereunder.

        10. INVALIDITY AND SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, in the event any provision of Article 3 of this Agreement shall be held

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to be invalid or unenforceable by reason of geographic or business scope or the duration thereof, such invalidity or unenforceability shall not attach to any other provisions of Article 3 or any other Article of this Agreement, and this Agreement and any such provisions shall be construed as if the geographic or business scope or the duration of such provisions had been more narrowly drawn so as not to be invalid or unenforceable.

        The covenants contained in Articles 3, 4, 5 and 6 shall be construed as an Agreement independent of any other provision of this Agreement, and any claim or cause of action by you, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

        11. ASSIGNMENT. This Agreement may be assigned by AIII. This Agreement may not be assigned by you.

        12. FURTHER INSTRUMENTS. You will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of the Company, to carry out the purposes of this Agreement or to confirm, assign or convey to the Company the discoveries, ideas, inventions or properties referred to in Article 5 hereof, including the execution of all patent, copyright, trademark or tradename applications, provided that such instruments and documents do not vary the terms of this Agreement.

        13. WAIVER OF BREACH. Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

        14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail (which notice shall be effective three business days after mailed) or recognized overnight courier service (which notice shall be effective on the business day after receipt is accepted by such courier service from the Company) as follows:

         As to you:                 Alvin J. Brunner
                                    3588 Paseo de Invierno
                                    Thousand Oaks, CA  91360

         As to Company:             1050 Rancho Conejo Blvd.
                                    Thousand Oaks, CA 91320-1794
                                    Attn.:  Tony Marrelli

         with copy to:

                                    Legal Department
                                    Autologic
                                    560 Lexington Avenue
                                    15th Floor
                                    New York, New York 10022-2928

or to such other address as either party hereto may designate by notice given in accordance with this Agreement.

        15. APPLICABLE LAW. This Agreement is to be governed by and construed in accordance with the internal laws of the State of California.

        16. THIRD PARTY INFORMATION. During the course of employment by the Company, you will not disclose to the Company any secret or confidential information owned by a third party. You further agree to inform the Company in writing if anything disclosed by you to the Company is known or believed by you to be the subject matter of a Patent or Copyright or other right of any third party.

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        17. NO RESTRICTION. You represent and warrant that you are under no obligation or restriction, nor will you assume any such obligation or restriction, which would in any way interfere, be inconsistent with or be in conflict with your employment by AIII. You will not violate any existing agreements you may have with your former employers.

        18. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties as to the subject matter hereof. It may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

        If you agree with the foregoing, please sign your name on both copies of this Agreement and return them to me.



Very truly yours,

AUTOLOGIC INFORMATION
  INTERNATIONAL, INC.

By: /s/ William Shaw
   --------------------------
William Shaw,  Chairman


READ AND AGREED TO:

 /s/  Alvin J. Brunner
-----------------------------
Alvin J. Brunner